EXHIBIT 32

The undersigned Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of Colgate-Palmolive Company each certify, pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. § 1350, that:

(1)
the Annual Report on Form 10-K for the year ended December 31, 2010 (the “Annual Report”) which this statement accompanies, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and

(2)	information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Colgate-Palmolive Company.

Dated:   February 24, 2011

/s/ Ian Cook
Ian Cook
Chairman of the Board, President and Chief Executive Officer

/s/ Dennis J. Hickey
Dennis J. Hickey
Chief Financial Officer

A signed original of this written statement has been provided to Colgate-Palmolive Company and will be retained by Colgate-Palmolive Company and furnished to the Securities and Exchange Commission or its staff upon request.